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                                   Exhibit 1

                          SIXTH AMENDMENT TO RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


     This Sixth Amendment to Restated Revolving Credit and Term Loan Agreement ("Sixth Amendment") is dated as of April 10, 1995, by and among AAON,INC., an Oklahoma corporation ("AAON"), CP/AAON, INC., a Texas corporation ("CP/AAON") (separately and collectively, the "Borrowers") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association ("Bank").

                                    RECITALS

     A. Reference is made to the Restated Revolving Credit and Term Loan Agreement dated as of June 8, 1992, which was amended by a First Amendment to Restated Revolving Credit and Term Loan Agreement dated as of February 12, 1993, a Second Amendment to restated Revolving Credit and Term Loan Agreement dated May 31, 1993, a Third Amendment to Restated Revolving Credit and Term Loan Agreement dated March 31, 1994, a Fourth Amendment to restated Revolving Credit and Term Loan Agreement dated March 1, 1995, Fifth Amendment to Restated Revolving Credit and Term Loan Agreement dated April 10, 1995, and by various letter agreements between the Bank and the Borrowers (as amended, the "Loan Agreement").

     B. All terms used herein shall have the meanings given in the Loan Agreement, unless otherwise specifically defined herein.

                                   AGREEMENT

     For valuable consideration received, and as inducement for Bank to extend the Revolving Credit Commitment to July 31, 1997; the Borrowers and Bank agree to the following:

     1.  Amendments to the Loan Agreement. The Loan Agreement is amended as
         --------------------------------
described below:

     1.1 Section 1.39 (Revolving Credit Commitment) is hereby amended to evidence that the date March 31, 1997 shall now mean and read July 31, 1997.

     1.2 Section 1.41 (Revolving Credit Note) is hereby amended to evidence that the form of Revolving Credit Note annexed as Exhibit "A" to the Loan Agreement shall now mean the Revolving Credit Note in form and content set forth on Schedule "1.1" to this sixth Amendment.

     1.3 Section 2.1 (Revolving Credit Loans) is hereby amended to evidence that the date "March 31, 1997" shall now mean and read "July 31, 1997".

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     1.4  Section 2.3 (Revolving Credit Advances) is hereby amended to evidence that the date "March 31, 1997" shall now mean and read "July 31, 1997".

     2.  Amendments to and Ratification of Security Instruments. Borrowers
         ------------------------------------------------------
hereby ratify and confirm the Security Instruments with respect to the $8,150,000 Revolving Credit Note, together with any extensions, renewals or changes in form thereof.

     3.  Ratification of Guaranty.  AAON (Nevada) hereby ratifies and confirms
         ------------------------
its Guaranty with respect to the $8,150,000 Revolving Credit Note; additionally AAON (Nevada) hereby ratifies and confirms the Pledge Agreement with Respect to the $8,150,000 Revolving Credit Note. Evidence of Guarantor's agreement to the foregoing shall be reflected by Guarantor's execution of the appropriate signature block on the signature page to this Fifth Amendment.

     4.  Representations and Warranties.  In addition to any other
         ------------------------------
representations and warranties made by the Borrowers under this Sixth Amendment, Borrowers represent and warrant to Bank as follows:

          4.1 No Event of Default or Default under the Loan Agreement, as amended hereby, exists or is contemplated to arise.

          4.2 The representations, warranties and covenants set forth in Article VII of the Loan Agreement, as amended hereby, are true and correct as of the date hereof.

     5.  Deliveries at Closing.  At closing, Borrowers shall execute and/or
         ---------------------
deliver, as applicable, to Bank:

          5.1  This Sixth Amendment; and

          6.2  The $8,150,000 Revolving Credit Note.

     6.  Additional Documentation.  In addition to execution of this Sixth
         ------------------------
Amendment and the $8,150,000 Revolving Credit Note, Borrowers shall execute and deliver such other instruments, documents and agreements required by Bank in connection herewith, including without limitation, certifications and affidavits relating to Borrowers' compliance under the Loan Documents., in form and content satisfactory to Bank and its legal counsel.

     7.  Costs, Expenses and Fees.  Borrowers agree to pay all costs, expenses
         ------------------------
and fees (including without limitation attorneys fees and expenses) incurred by Bank in connection with preparation of and consultation relating to this Sixth Amendment and all related Loan Documents.

     8.  Governing Law and Binding Effect.  This Sixth Amendment and all
         --------------------------------
documents executed in connection herewith, shall be governed by and construed in accordance with the laws of the State of Oklahoma and shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

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"Borrowers"

AAON, INC., An Oklahoma Corporation


By:/s/ Norman H. Asbjornson
   ------------------------
       Norman H. Asbjornson,
       President

CP/AAON, INC., a Texas Corporation


By:/s/ Norman H. Asbjornson
   ------------------------
       Norman H. Asbjornson,
       President

"Bank"

BANK OF OKLAHOMA, NATIONAL ASSOCIATION


By:/s/ Denise L. Maltby
   --------------------
       Denise L. Maltby,
       Vice President


"Guarantor"

AAON, INC., a Nevada Corporation


By:/s/ Norman H. Asbjornson
   ------------------------
       Norman H. Asbjornson,
       President

(With regard to Section 3, above)

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